Exhibit 99

Form 4 Joint Filer Information

Name:		Elizabeth Taylor

Address:	c/o Interplanet Productions, Ltd.
		1990 South Bundy Drive, Suite 700
		Los Angeles, California 90025

Designated Filer:	Interplanet Productions, Ltd.

Issuer & Ticker Symbol:	House of Taylor Jewelry, Inc.
(HJWL)

Date of Event
   Requiring Statement:  6/6/05



Signature:		*
	             Elizabeth Taylor


	   *By:	 /s/ Thomas Hoberman
		Thomas Hoberman
		Attorney-In-Fact
CC1:706079.1